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                                                                    Exhibit 99.2

                                                               Form of Agreement

                         INTERMOUNTAIN COMMUNITY BANCORP
                        RESTRICTED STOCK AWARD AGREEMENT

      THIS RESTRICTED STOCK AWARD AGREEMENT ("Agreement") is entered into by and between Intermountain Community Bancorp ("Bancorp") and the Grantee, named below, effective March 31, 2006.

      Grantee: ____________________

      Shares: ______________________

      Date of Grant: March 31, 2006

This Agreement is subject to the terms and conditions of Bancorp's 2003-2005 Long Term Incentive Plan, as amended (the "Plan"). Such terms and conditions are incorporated herein by this reference. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and condition of the Plan shall govern.

1.    AWARD OF SHARES

      a. General. In connection with a restricted stock award granted under the Plan ("Restricted Stock Award"), Bancorp grants to the Grantee the number of shares of Bancorp's Common Stock identified above (the "Shares").

      b. Conditions to Award of Shares. As a condition precedent to Bancorp's obligation to award shares under paragraph 1.a, the Grantee shall deliver to Bancorp, within thirty (30) days following the date of grant an original of this Agreement duly executed by the Grantee. In the event the Grantee fails to make such delivery, then the rights and obligations of Bancorp and the Grantee hereunder shall terminate without the need for further action by any party, and Bancorp and the Grantee shall have no further rights or obligations with respect to the Restricted Stock Award described in paragraph 1.a.

      c. Issuance of Shares and Delivery of Certificates. Bancorp shall issue the Shares to the Grantee, subject to the vesting schedule set forth below. As provided in paragraph 3, all certificates representing any Unvested Shares (defined below) so issued shall be held in escrow.

      d. Cash Dividends. Any cash dividends with respect to Unvested Shares will be held by Bancorp (unsegregated and as part of its general assets) until the Unvested Shares have vested, and will be paid over to the Grantee as soon as the vesting period is completed with respect to the Shares. Prior to the date of vesting, cash

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            dividends related to Unvested Shares will be held in escrow by
            Bancorp and will be subject to forfeiture, as described in paragraph 2.a., with respect to the Unvested Shares.

      e. Stock Dividends or Splits. Whenever Unvested Shares vest pursuant to paragraph 1.g and are released to the Grantee, a number of Shares equal to the amount of shares issued in the event of stock dividends and splits between the Grant Date and the date of vesting shall also be issued to the Grantee. Prior to the date of vesting, shares related to stock dividends or splits will be held in escrow by Bancorp and will be subject to the same extent as the Unvested Shares to which they relate.

      f. Rights Upon Issuance of Shares. Until Unvested Shares are forfeited, and subject to any restrictions contained in the Plan or this Agreement, the Grantee (or his or her successor in interest) shall have the voting rights of a stockholder with respect to the Shares, including Unvested Shares.

      g. Vesting Schedule. The Shares shall vest as provided in the vesting schedule set forth below. In no event shall any portion of the Shares vest after the Grantee first ceases to maintain continuous status as an employee (as determined by the Plan), unless the vesting of such shares is accelerated as described in paragraph 7.a. That portion of the Shares that is not vested at the time that the Grantee first ceases to maintain continuous status as an employee (the "Unvested Shares") shall be subject to forfeiture, as described in paragraph 2.

                       Percent of the Original
                       Number of Shares that
 Vesting Date          Vest*
---------------        -----------------------
March 31, 2006                  33%
January 2, 2007                 33%
January 2, 2008                 34%

* The number of Shares that vest each year, resulting from multiplying the original number of Shares by the percentage shown, shall be rounded up to the nearest whole number, but the total number of Shares that vest over the entire vesting period shall not exceed, in the aggregate, the total number of Shares identified in this Agreement above.


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2.    FORFEITURE

      a. Forfeiture. Any Unvested Shares (and related cash dividends and Shares related to stock dividends or stock splits) will be forfeited by the Grantee on the date on which Grantee, for any reason, first ceases to maintain continuous status as an employee, unless the vesting of such shares is accelerated as described in paragraph 7.a.

      b. Additional Shares or Substitute Securities. In the event of a stock dividend, stock split, recapitalization or other change affecting Bancorp's outstanding common stock as a class (effected, in each case, without receipt by Bancorp of consideration), then any new, substituted or additional securities or other property (including money paid, other than as a regular cash distribution) that is by reason of such transaction distributed with respect to the Shares shall be immediately subject to forfeiture, but only to the extent that such Shares are at the time Unvested Shares. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares at the time subject to forfeiture, in order to reflect the effect of any such transaction upon Bancorp's capital structure.

3.    ESCROW

      a. Deposit. The Grantee hereby authorizes Bancorp to hold in escrow, in accordance with this paragraph 3, all certificates representing Unvested Shares. In the event any such certificates shall come into the possession of the Grantee, the Grantee shall immediately deliver the same to the Secretary of Bancorp for such purposes. The Grantee further agrees to deliver, at the time any Unvested Shares are issued to him, a duly executed Assignment Separate From Certificate, in the form attached hereto as Exhibit A, to accompany any certificates representing Unvested Shares. The certificates representing Unvested Shares shall remain in escrow until such time or times as they are released or surrendered in accordance with paragraph 3.b.

      b. Release/Surrender. As to Shares that vest (as described in paragraph 1.g), the certificates representing such Shares shall be released from escrow and delivered to the Grantee as soon as practicable after the Shares vest. As to Shares that are Unvested Shares at the time that the Grantee first ceases to maintain continuous status as an employee, and which are forfeited, certificates representing the Unvested Shares that are forfeited shall be delivered to Bancorp and Grantee shall cease to have any further rights or claims with respect to such Unvested Shares.

      c. Prohibition on Transfer. The Grantee shall not sell, transfer, pledge, hypothecate or otherwise dispose of Unvested Shares, and any such sale, transfer or pledge in violation of this Agreement shall be void. Bancorp shall not be required (i) to transfer on its books any Shares that shall have been sold or transferred in violation of this Agreement, or (ii) to accord any rights (including, without

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            limitation, the right to vote, to receive dividends, or to receive the proceeds of liquidation) to any transferee to whom such Shares shall have been so transferred.

4. LEGENDS. In order to reflect restrictions on disposition of the Unvested Shares, each certificate representing Shares may be endorsed with a legend substantially as follows, in addition to any other legends that Bancorp deems to be necessary or advisable:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT, DATED MARCH 31, 2006, A COPY OF WHICH IS ON FILE AT THE OFFICE OF bancorp AND THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.

5.    SECTION 83(B) ELECTION. The Grantee understands and acknowledges that:

      a. Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Shares at the time that any restrictions on the Shares lapse over the amount, if any, paid, for the Shares is taxed, as ordinary income, in the taxable year in which such restrictions lapse. In this context, "restriction" means the mandatory forfeiture of the Unvested Shares under certain circumstances.

      b. If Section 83 of the Code is applicable, the Grantee may file a special election ("Section 83(b) Election") so that the excess of the fair market value of the Shares at the time the Shares are transferred to him/her (rather than the time that any restrictions on the Shares lapse) over the amount, if any, paid, for the Shares is taxed, as ordinary income, in the taxable year in which the Shares are transferred to him/her (rather than the taxable year in which any restrictions lapse). Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made to avoid adverse tax consequences in the future.

      c. The Participant will not be entitled to a deduction for any ordinary income previously recognized as a result of making a Section 83(b) Election, if the Unvested Shares are subsequently forfeited to Bancorp.

      d. If the value of the Unvested Shares declines after a Section 83(b) Election, such election may cause the Grantee to recognize more compensation income than he/she would have otherwise recognized.

      e. There may be tax reporting, payroll tax and withholding tax requirements relating to the acquisition, and/or the subsequent vesting, of Shares.

      f. THE FORM FOR MAKING A SECTION 83(b) ELECTION IS ATTACHED HERETO AS EXHIBIT B. IF THE GRANTEE CHOOSES TO MAKE SUCH AN ELECTION, THIS FORM MUST BE FILED NO LATER THAN

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            THIRTY (30) DAYS AFTER THE SHARES ARE TRANSFERRED TO HIM. FAILURE TO
            MAKE A TIMELY SECTION 83(b) ELECTION MAY RESULT IN THE RECOGNITION
            OF ORDINARY INCOME BY THE GRANTEE AS FORFEITURE RESTRICTIONS LAPSE. IT IS THE GRANTEE'S SOLE RESPONSIBILITY, AND NOT BANCORP'S, TO MAKE
            A TIMELY SECTION 83(b) ELECTION.

      g. THE GRANTEE IS ADVISED TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF ANY TAX LAWS RELATING TO HIS ACQUISITION OF ANY SHARES.

6. SECURITIES LAW COMPLIANCE. Notwithstanding any contrary provisions of this Agreement, the Shares may not be sold, assigned or transferred, unless they are registered under applicable Federal and state securities laws and regulations or, if the Shares are not then so registered, an exemption from such registration is available.

7.    MISCELLANEOUS

      a. Corporate Sale Transactions, Death or Disability. In the event of a change in control, or if Grantee dies or becomes disabled, the Unvested Shares will be accelerated according to the terms of
            Section 10 of the Plan.

      b. Successors in Interest. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

      c. Spousal Consent. If the Grantee is married, the Grantee shall obtain the signature of the Grantee's spouse as set forth on the Consent of Spouse below. The Grantee's failure to obtain such consent shall constitute a representation by the Grantee, on which Bancorp shall rely, that the Grantee is unmarried and that the Grantee has sole authority with respect to the Grantee's actions regarding the Shares.

      d. No Right to Employment. Nothing in this Agreement shall affect in any manner whatsoever the right or power of Bancorp to terminate the Grantee's employment with Bancorp, or the Grantee's ability to quit Bancorp's employment, with or without cause, at any time.

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

GRANTEE:                             INTERMOUNTAIN COMMUNITY BANCORP,
                                     an Idaho corporation

__________________________________   By:________________________________________

Name:                                Title:  President & Chief Executive Officer

Address:__________________________

        __________________________

        __________________________

Social Security No._______________

Grantee hereby acknowledges that he or she has received a copy of the Plan.

______________________________________________________________
Name:

                             SPOUSAL ACKNOWLEDGEMENT

      The undersigned spouse of Grantee has read and hereby approves the foregoing Agreement. In partial consideration of Bancorp granting to Grantee the right to acquire the Shares in accordance with the terms of this Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement.

______________________________________________________________

Print Name:_______________________________

                                      Address: _________________________________

                                               _________________________________

                                               _________________________________

                                      Social Security No._______________________

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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto, ________________________________, ________________________ (_______)
shares of the Common Stock of Intermountain Community Bancorp, an Idaho corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. ____ herewith, and does hereby irrevocably constitute and appoint ____________ as attorney-in-fact, to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: _____________________, _____

                                     ___________________________________________

                                     Print Name:________________________________

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                                    EXHIBIT B

                           SECTION 83(b) TAX ELECTION

      The undersigned hereby elects pursuant to Internal Revenue Code
Section 83(b) with respect to the property described in paragraph 2 below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and taxpayer identification number of the undersigned are:

      ________________________________

      ________________________________

      ________________________________

      Taxpayer I.D. No._______________

2. Description of property with respect to which the election is being made:

      _____________ shares of Common Stock, no par value, in Intermountain Community Bancorp ("Bancorp").

3. Date on which property is transferred and taxable year for which the election is made:

      The transfer of the property described in paragraph 2 occurred on ____________, when the restrictions described in paragraph 4 were imposed.

      The taxable year for which this election is made is calendar year
      ___________.

4. The nature of the restriction(s) to which the property is subject is:

      The subject shares are subject to a Restricted Stock Award Agreement between the shareholder and Bancorp dated ________________, _________ (the "Award Agreement") pursuant to which the shares may be forfeited in the event that the shareholder's service to Bancorp is terminated.

      The property is non-transferable in the taxpayer's hands, by virtue of language to that effect stamped on the stock certificate.

5. Fair market value:

      On the date the restrictions described in paragraph 4 were imposed, the shares described in paragraph 2 had a fair market value of
      ________________________.

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6. Amount paid for property:

      None, the property had a purchase price of - 0 - .

7. Furnishing statement to employer:

      A copy of this statement has been furnished to Bancorp, as required by Reg. Section 1.83(b)-2(d).

Dated: _____________________.

                                        ________________________________________

                                        Print Name:_____________________________

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH TAXPAYER FILES HIS OR HER FEDERAL INCOME TAX RETURNS. THE ELECTION MUST BE FILE WITHIN THIRTY (30) DAYS AFTER THE TRANSFER OF SHARES TO HIM OR HER. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. PURCHASER MUST RETAIN TWO (2) COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAXABLE YEAR AND AN ADDITIONAL COPY FOR HIS OR HER RECORDS.

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